UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 11, 2011, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company will receive a $30 million milestone payment from its European Union (“EU”) partner, Pfizer Inc. (“Pfizer”), following the first sale in a major EU market of XIAPEX®, a new non-surgical treatment option for Dupuytren’s contracture in adult patients with a palpable cord. The sale in the first major EU market occurred in the United Kingdom. The full text of such press release is furnished as Exhibit 99.1 to this Report.

Item 8.01	Other Events.

On April 11, 2011, the Company announced that it will receive a $30 million milestone payment from its EU partner, Pfizer, following the first sale in a major EU market of XIAPEX, a new non-surgical treatment option for Dupuytren’s contracture in adult patients with a palpable cord. The sale in the first major EU market occurred in the United Kingdom.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1	Press release, dated April 11, 2011, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 11, 2011	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated April 11, 2011, issued by Auxilium Pharmaceuticals, Inc.